                                                                  EXHIBIT 10.16

                       UNION PACIFIC RESOURCES GROUP INC.
                        EXECUTIVE LIFE INSURANCE PROGRAM

In recognition of the services provided to Union Pacific Resources Group Inc. (the "Company") and participating Affiliated Companies by certain key employees, the Board of Directors of the Company has deemed it appropriate to make life insurance coverage available to these key employees under the terms and conditions hereinafter set forth:

                                   SECTION 1
                                  DEFINITIONS

As used herein, the following words and phrases shall have the meaning described below:

         1.1 "ACTIVELY-AT-WORK" means the Eligible Employee is performing all normal duties of the position held by the Eligible Employee on a full-time basis for not less than 35 hours per week and is not absent from work due to accident, illness or other condition for more than any three (3) days of the 90 days prior to the date of reference.

         1.2 "AFFILIATED COMPANY" means any entity that is required to be aggregated with the Company pursuant to section 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.3 "AGE" means the Eligible Employee's age on his or her birthday that is nearest to the date of reference.

         1.4 "BASE SALARY" means, with respect to any Plan Year, an Eligible Employee's base annual salary from the Employer, exclusive of (a) bonuses or any other form of extra remuneration and (b) severance pay, but including any deferral from base annual salary made pursuant to the provisions of section 125 or 401(k) of the Code, determined as of the August 16 immediately preceding the first day of the Plan Year.

         1.5 "BENEFICIARY" means the person or persons designated in accordance with the terms of the applicable Contract to receive any death benefit payable under the Contract.

         1.6      "BOARD" means the Board of Directors of the Company.

         1.7 "CLAIMS REVIEWER" means the designated claims reviewer under any contract which provides for the processing of claims under the Plan or, otherwise, the Named Fiduciary-Plan Administration.

         1.8 "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar purpose.

         1.9 "COMPANY" means the Union Pacific Resources Group Inc. and any successor thereto that adopts this Plan.

         1.10 "CONTRACT" means an agreement with the Insurer relating to the provision of universal life insurance coverage for an Eligible Employee, with an initial targeted death benefit payable to the Beneficiary of two times the Eligible Employee's Base Salary as of initial enrollment, if death occurs while he or she is an Eligible Employee, and 1/2 final Base Salary, if death occurs after retirement on or after the Eligible Employees 62nd birthday. The targeted death benefit under any Contract issued for an Eligible Employee shall be increased as of the first day of each Plan Year while he or she remains an Eligible Employee to reflect the Eligible Employee's Base Salary as determined for the Plan Year pursuant to Section 1.4, subject to the Insurer's then applicable underwriting standards and other applicable terms of the Contract. The actual amount of any death benefit payable to a Beneficiary shall be determined by the terms of the Contract.

         1.11     "EFFECTIVE DATE" means January 1, 1993.

         1.12 "ELIGIBLE EMPLOYEE" means an Employee who has attained salary grade 25 or above as of such date as the Named Fiduciary-Plan Administration establishes for a given Plan Year. An Eligible Employee shall cease to be such upon his or her death, retirement, discharge, resignation or other termination of employment with the Employer or as of such date as may be prescribed by the Named Fiduciary-Plan Administration in the event of his or her transfer to a position with the Employer not described in the preceding sentence.

         1.13 "EMPLOYEE" means any individual employed by the Employer, but excluding any non-resident alien and any leased employee within the meaning of Code Section 414(n) (2).

         1.14 "EMPLOYER" means, either collectively or individually as the context requires, the Company or any Affiliated Company that adopts this Plan for the benefit of its Eligible Employees with the approval of the Vice President - People of the Company.

         1.15 "INSURER" means Connecticut General Life Insurance Company or any successor thereto.

         1.16 "NAMED FIDUCIARY-PLAN ADMINISTRATION" means the Vice President - People of the Company or, in the event there is no such person, the person or persons named as such by the Company or, in the absence of any such appointment, the Company.

         1.17 "PARTICIPANT" means any individual who has satisfied the eligibility requirements for participation set forth in
                  Section 2.1 and who is an Eligible Employee with an election to purchase a Contract in effect under Section 2.2 or 2.4 on the date of reference.

         1.18 "PLAN" means the Union Pacific Resources Group Inc. Executive Life Insurance Program as set forth herein.

         1.19 "PLAN YEAR" means a twelve consecutive month period that begins on any January 1 on or after the Effective Dates and ends on the next following December 31.

                                   SECTION 2
                                 PARTICIPATION

         2.1      ELIGIBILITY TO PARTICIPATE.

                  (a) Each Employee who is an Eligible Employee under Age 62 as of August 1, 1993 may elect to become a Participant in the Plan as of the Effective Date (the Eligible Employee's "Initial Eligibility Date"), or as of the first day of any Plan Year thereafter with respect to which he or she is an Eligible Employee, pursuant to Section 2.2.

                  (b) Each Employee not described in subsection (a) who becomes an Eligible Employee may elect to become a Participant in the Plan as of January 1 next following the date he or she becomes an Eligible Employee (the Eligible Employee's "Initial Eligibility Date"), or as of the first day of any Plan Year thereafter with respect to which he or she is an Eligible Employee, pursuant to Section 2.2.

         2.2      ELECTION TO PARTICIPATE.

                  An Eligible Employee described in Section 2.1 shall become a Participant by electing, in the form and manner and at such time in advance as may be prescribed by the Name Fiduciary-Plan Administration, to purchase a Contract, effective as of the Initial Eligibility Date or as of the first day of any Plan Year thereafter with respect to which he or she is an Eligible Employee, and by authorizing the Employer to make any necessary payment of premiums for such Contract by payroll deduction pursuant to Section 3.1 or making such other arrangement for payment of premiums as may be acceptable to the Insurer and the Named Fiduciary-Plan Administration. Notwithstanding anything in this Article 2 to the contrary, elections under this Section 2.2 by Eligible Employees shall be subject to the Insurer's then applicable underwriting standards and other applicable standards or terms of the Contract.

         2.3      CESSATION OF PARTICIPATION.

                  (a)      DATE OF CESSATION OF PARTICIPATION.

                           An Eligible Employee who has become a Participant shall cease to be a Participant on the earliest of:

                           (1)      The date the Plan is terminated pursuant to
                                    Section 5.2;

                           (2) The date he or she ceases to be an Eligible Employee under Section 1.12;

                           (3) The date as of which required premiums for the Contract described in Section 3.1 cease to be paid; or

                           (4) The date any Contract issued for the Participant is surrendered.



                  (b)      EFFECT OF CESSATION OF PARTICIPATION.

                           When an individual ceases to be a Participant, his or her right to purchase a Contract through the Plan shall cease, whether or not such individual continues to be an Employee or an Eligible Employee. Upon cessation of participation, such individual may surrender any Contract purchased as a

                           Participant or continue any such Contract in accordance with arrangements made directly with the Insurer.

         2.4      RECOMMENDATION OF PARTICIPATION.

                  In the event a former Participant's participation ceased due to an event described in Section 2.3 (a) (2) and such former Participant again becomes an Eligible Employee, he or she shall recommence participation in the Plan as if he or she were a new Employee on the date he or she again became an Eligible Employee, subject to the Insurer's then applicable underwriting standards and other applicable standards or terms of the Contract. In the event a former Participant's participation ceased due to an event described in Section 2.3
                  (a) (3), he or she may elect, in accordance with procedures prescribed by the Named Fiduciary-Plan Administration, to recommence participation in the Plan as of the first day of any subsequent Plan Year on which he or she is an Eligible Employee, subject to the Insurer's then applicable underwriting standards and other applicable standards or terms of the Contract. In the event a former Participant's participation ceased due to an event described in Section 2.3
                  (a) (4), he or she may not recommence participation in the Plan.

                                   SECTION 3
                          PREMIUMS AND BENEFIT PAYMENT

         3.1      PAYMENT OF PREMIUMS.

                  Each participant shall own any Contract issued pursuant to his or her election under Section 2.2 or 2.4 and shall be responsible for payment of premiums for such Contract as determined by the Insurer from time to time. At the written authorization of the Participant, the Employer shall deduct the required premiums from compensation paid to the Participant by the Employer and remit such amounts to the Insurer as soon as administratively practicable, but no later than 90 days, following such deduction. The Employer shall have no duty to make any contributions to the Plan.

         3.2      SOURCE OF BENEFIT PAYMENTS.

                  All benefits provided for by any Contract issued pursuant to a Participant's election under Section 2.2 or 2.4 shall be paid exclusively by the Insurer.

                                   SECTION 4
                                 ADMINISTRATION

         4.1      DUTIES AND POWERS OF NAMED FIDUCIARY-PLAN ADMINISTRATION.

                  The Named Fiduciary-Plan Administration shall have full discretionary power and authority to construe, interpret and administer this Plan and may, to the extent permitted by law, make factual determinations, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan and, subject to Section 4.2, the Name Fiduciary-Plan Administration's actions in doing so shall be final and binding on all persons interested in the Plan. The Named Fiduciary-Plan Administration may from time to time adopt rules and regulations governing the operation of this Plan and may employ and rely on such legal counsel, such actuaries, such accountants and such agents as it may deem advisable to assist in the administration of the Plan.

         4.2      CLAIMS PROCEDURE.

                  The Claims Reviewer shall review claims under the Plan and respond thereto within a reasonable time after receiving the claim. Claims shall generally be processed as described in the applicable Contract; provided, however, that the claims procedure described in this Section 4.2 shall apply in the event the applicable Contract does not contain a claims procedure that complies with 29 CFR ss.2560.503-1. The Claims Reviewer shall provide to every claimant whose claim is denied a written notice setting forth, in a manner calculated to be understood by the claimant:

                  (a)      the specific reason or reasons for the denial;

                  (b) specific references to pertinent Plan provisions on which denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim; and

                  (d) an explanation of the claim review procedure set forth below.

         Within 60 days of receipt by a claimant of a notice denying a claim, the claimant or his duly authorized representative may request in writing a full and fair review of the claim by the Claims Reviewer. The Claims Reviewer may extend the 60-day period where the nature of the benefit involved or other attendant circumstances made such extension appropriate. In connection with such review, the claimant or his duly authorized representatives may review pertinent documents and may submit issues and comments in writing. The Claims Reviewer shall make a decision promptly, and not later than 60 days after the Claims Reviewer's receipt of a request for review, unless special circumstances (such as the need to hold a hearing, if the Claims Reviewer deems one necessary) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                   SECTION 5
                           AMENDMENT AND TERMINATION

         5.1      AUTHORITY TO AMEND.

                  The Company, acting through its Vice President - People, may amend the Plan at any time in any manner whatsoever.

         5.2      RIGHT TO TERMINATE.

                  Continuance of the Plan is completely voluntary and is not assumed as a contractual obligation of the Employer. The Company shall have the right at any time for any reason to terminate the Plan by action of the Board. Furthermore, each Employer may discontinue its participation in the Plan at any time with the approval of the Vice President - People of the Company.

                                   SECTION 6
                                 MISCELLANEOUS

         6.1      EFFECT ON EMPLOYMENT.

                  Nothing contained herein shall be construed as conferring upon an Employee the right to continue in the employ of the Employer as an executive or in any other capacity.

         6.2      RIGHTS AND OBLIGATIONS.

                  The rights and obligations created hereunder shall be binding on a Participant's heirs, executors and administrators and on the successor and assigns of the Employers.

         6.3      NONALIENATION.

                  The rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged or encumbered; provided, however, that nothing herein shall prevent or shall be construed to prevent a transfer of rights under any Contract issued to the Participant, in accordance with the terms of the Contract.

         6.4      LIMITATION ON OBLIGATIONS.

                  Neither the Company nor any other Employer nor any member of the Board shall be responsible or liable in any manner to any Participant, any person claiming through him or her for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits, or the interpretation and administration of the Plan.

         6.5      GOVERNING LAW.

                  The Plan shall be construed in accordance with and governed by the laws of the COMMONWEALTH OF PENNSYLVANIA, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended from time to time.